UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2009

Capital Growth Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-30831	65-0953505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 2060, Chicago, Illinois 60661

(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events that Increase a Direct Financial Obligation.

Original Notice of Default. On May 29 2009, Capital Growth Systems, Inc., (“Company”) filed a Current Report on Form 8-K announcing that on May 22, 2009 it had received from ACF CGS, L.L.C. (“Agent”) a formal notification of certain covenant violations (Notice) that occurred and continue to exist under the Loan Agreement dated November 19, 2008, by and among the Company and its subsidiaries (i.e., Global Capacity Group, Inc., CentrePath, Inc., 20/20 Technologies, Inc., 20/20 Technologies I, LLC, Nexvu Technologies, LLC, FNS 2007, Inc., Capital Growth Acquisition, Inc., Vanco Direct USA, LLC, to be known as Global Capacity Direct, LLC, and Magenta netLogic Limited) with each individually a “Borrower” and collectively the “Borrowers”, Agent, and the Lenders who are a party thereto (“Loan Agreement”). The Borrowers have timely paid all debt service obligations under the Loan Agreement. A copy of the Loan Agreement was filed with the SEC as Exhibit 10.8 to the Company’s Current Report on Form 8-K, which was filed with the SEC on November 20, 2008.

Forbearance Agreement. On July 9, 2009, the Agent and Borrowers entered into a Forbearance Agreement dated as of July 7, 2009, pursuant to which Agent agreed to forbear from exercising its rights with respect to the defaults specified in the agreement until July 17, 2009, provided there were no further defaults by any of the Borrowers during the interim period and that they complied with certain enumerated affirmative covenants, which included the following obligations: (i) engagement of a mutually acceptable consultant to work with the Borrowers with respect to financial advice and the preparation of certain designated reports; (ii) assist in the design and implementation of a vendor payment plan to reach settlements and deferrals with certain of the Borrowers’ vendors; (iii) provide additional requested information to the Agent; (iv) not make payments in excess of $50,000 to any single vendor or payments outside of the ordinary course of business absent consent of the Agent; (v) enter into a financing transaction requiring the infusion of additional capital to the Company on terms acceptable to the Agent by July 15, 2009; and (vi) provide a cash payment of $1,000,000 to be held by the Agent (which payment has been made) and provided that the conditions to the new financing have been timely met and there are no other defaults with respect to the Forbearance Agreement, the Agent has agreed to return the cash payment to the Company (which would continue as a portion of the proceeds of the loan funded under the Loan Agreement).

The Borrowers have agreed that the Forbearance Agreement constitutes an additional “Loan Document” under the Loan Agreement. The Forbearance Agreement contemplates that from May 1, 2009 until the date that the Agent either waives all of the specified defaults or the parties otherwise agree, the Loan shall continue to bear interest at the default rate of interest as specified in the Loan Agreement. It also provides that, as of the Effective Date (as defined therein), if certain specified conditions are met that the percentage of the collection that the Borrowers receive (if any) with respect to the account receivable with British Telecom, and to be applied toward pay down of obligations of the Borrowers under the Loan Agreement, shall be increased to 75%. The agreement also contains an acknowledgement that the $42,500 amendment fee paid by the Borrowers previously shall be in consideration for the forbearance of the enumerated defaults through the Effective Date, and that the Borrowers remain obligated with respect to all reasonable fees and disbursements of Agent’s counsel in connection with the Forbearance Agreement or other related matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2009

CAPITAL GROWTH SYSTEMS, INC.

By:	/s/ Jim McDevitt
Jim McDevitt
Chief Financial Officer

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